UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2020

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced first quarter 2020 results through March 31, 2020.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On April 21, 2020, the Registrant issued a press release announcing that its Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable May 18, 2020 to shareholders of record on May 4, 2020.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated April 21, 2020, announcing first quarter 2020 earnings through March 31, 2020 and quarterly common stock cash dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: April 21, 2020

Exhibit 99.1

AMERISERV FINANCIAL REPORTS 2020 FIRST QUARTER EARNINGS AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2020 net income of $1,409,000, or $0.08 per diluted common share.  This earnings performance represented a $469,000, or 25.0%, decrease from the first quarter of 2019 when net income totaled $1,878,000, or $0.11 per diluted common share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2020 and 2019:

	First Quarter 2020	First Quarter 2019	$ Change	% Change

Net income	$1,409,000	$1,878,000	($469,000)	(25.0%)
Diluted earnings per share	$ 0.08	$ 0.11	($0.03)	(27.3%)

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2020 first quarter financial results: "AmeriServ Financial Inc. reported sound earnings in the first quarter of 2020 while taking the necessary actions to begin to position our Company for the economic uncertainty created by the coronavirus pandemic.  We are entering the second quarter of 2020 with strong liquidity, good capital and an increased allowance for loan losses.  However, I am most proud of how the AmeriServ team has stepped up and worked tirelessly with customers to provide them with resources to address the financial challenges that they are experiencing as a result of the pandemic.  Specifically, in regards to the Paycheck Protection Program (PPP), we have received approval from the Small Business Administration (SBA) for more than 250 loans totaling over $43 million which will fund in the second quarter and provide meaningful financial support to the small businesses in the communities in which we operate. We have also prudently executed numerous loan modifications and payment deferrals for our existing loan customers which will give them some financial flexibility during a period in which their business has been negatively impacted by the shutdown of the economy.”

The Company's net interest income in the first quarter of 2020 increased by $94,000, or 1.1%, from the prior year's first quarter.  The Company’s net interest margin of 3.21% for the first quarter of 2020 was three basis points lower than the net interest margin of 3.24% for the first quarter of 2019.  The change in the U.S. Treasury yield curve between years impacted the Company’s net interest margin. The overall U.S. Treasury yield curve shifted downward since last year while the shape of the curve remained relatively flat, demonstrating inversion in certain segments at various times during the first quarter of 2020.  Late in the quarter, the outbreak of the COVID-19 pandemic caused the yield curve to move down further.  Correspondingly, the Federal Reserve’s actions to lower the fed funds rate by 150 basis points in March, caused the short end of the yield curve to decrease and result in the curve exhibiting a more normal steeper shape.  Total earning assets increased in the first quarter of 2020 and partially offset the unfavorable impact that the lower level of national interest rates had on total interest income.  The increase in total average earning assets was due to growth in total loans and short-term investments while total investment securities decreased.  Interest bearing deposits increased and resulted in less reliance on higher cost borrowed funds.  Effective management of our funding costs along with the downward repricing of certain interest bearing liabilities tied to market indexes resulted in total interest expense decreasing between years.  The decrease to total interest expense more than offset the decrease in total interest income resulting in net interest income increasing between years.

Total loans averaged $877 million in the first quarter of 2020 which was $16.9 million, or 2.0%, higher than the $860 million average for the first quarter of 2019.  The impact from the strong level of loan production in 2019 was still evident in the increased total loan portfolio average balance during the first quarter of 2020.  Also, residential mortgage loan production in the first quarter of 2020 nearly tripled the level of production experienced during the first quarter of 2019 due to the significantly lower level of national interest rates.  However, loan payoff activity exceeded total new loan originations in the first quarter of 2020 resulting in a $10 million decline in the total loan portfolio balance since December 31, 2019.  Even though total average loans increased compared to the same period last year, loan interest and fee income decreased by $86,000, or 0.8%, between the first quarter of 2020 and last year’s first quarter.  The lower loan interest income reflects the impact of the lower interest rate environment as new loans originated at lower yields and certain loans tied to LIBOR or the prime rate repriced downward as both of these indices have moved down with the Federal Reserve’s decision to decrease the target federal funds interest rate three times in the second half of 2019, and more significantly, twice in March of this year.

Total investment securities averaged $189 million in the first quarter of 2020 which is $9.5 million, or 4.8%, lower than the $198 million average for the first quarter of 2019. Investment security purchases in 2020 have been more selective as the market is less favorable for purchasing activity given the difference in the position and shape of the U.S. Treasury yield curve from the prior year.  The limited level of purchases that did occur during the first quarter of 2020 primarily focused on federal agency mortgage backed securities due to the ongoing cash flow that these securities provide.  Purchases also included high quality corporate and taxable municipal securities.  The Company also responded to the uncertain economic environment by maintaining a strong liquidity position as average short-term investments in money market funds increased by $9.7 million in the first quarter of 2020. Interest income on investments decreased between the first quarter of 2020 and the first quarter of 2019 by $134,000, or 7.7%.  Overall, total interest income decreased by $220,000, or 1.8%, between years.

Total interest expense for the first quarter of 2020 decreased by $314,000, or 9.0%, when compared to 2019, due to lower levels of both deposit and borrowing interest expense.  Deposit interest expense in 2020 was lower by $272,000, or 10.0%.  Overall, the Company’s loyal core deposit base continues to be a source of strength for the Company during periods of market volatility. Total average deposits grew since the first quarter of 2019 and totaled $983 million in the first quarter of 2020 which was $13.8 million, or 1.4%, higher than the 2019 first quarter average. This represents the fourth consecutive quarter that total deposits have averaged in a relatively narrow range of $980 to $985 million.  Management prudently and effectively executed several deposit product pricing decreases given the declining interest rate environment and the corresponding downward pressure that these falling interest rates have on the net interest margin. As a result, the Company experienced deposit cost relief.  Specifically, the Company’s average cost of interest bearing deposits declined by 17 basis points between the first quarter of 2020 and the first quarter of 2019.  The Company's loan to deposit ratio averaged 89.2% in the first quarter of 2020 which we believe indicates that the Company has ample capacity to grow its loan portfolio and is positioned well to assist our customers and the community given the impact that the COVID-19 pandemic is having on the economy.

The Company experienced a $42,000, or 5.4%, decrease in the interest cost of borrowings in the first quarter of 2020 when compared to the first quarter of 2019.  The decline is a result of lower total average borrowings between years combined with the impact from the Federal Reserve’s actions to decrease interest rates since the middle of 2019 and the impact that these rate decreases had on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  The total 2020 first quarter average term advance borrowings balance increased by approximately $8.3 million, or 17.7%, when compared to the first quarter of 2019 as the Company took advantage of yield curve inversions to prudently extend borrowings.  As a result, the combined growth of average FHLB term advances and total average deposits resulted in total average overnight borrowed funds decreasing between years by $12.5 million, or 81.1%. Overall, the 2020 first quarter average of FHLB borrowed funds was $58.2 million, which represents a decrease of $4.2 million, or 6.7%.

The Company recorded a $175,000 provision expense for loan losses in the first quarter of 2020 as compared to a $400,000 provision recovery recorded in the first quarter of 2019, which represents a net unfavorable shift of $575,000.  The 2020 provision reflects the loan growth experienced since last year along with our decision to strengthen certain qualitative factors within our allowance for loan losses calculation due to the economic uncertainty caused by the COVID-19 pandemic. The Company’s current asset quality remains strong as evidenced by low levels of loan delinquency, net loan charge-offs and non-performing assets.  The Company experienced net loan charge-offs of $120,000, or 0.06% of total loans, in the 2020 first quarter compared to net loan charge-offs of $164,000, or 0.08% of total loans, in the first quarter of 2019.  Non-performing assets totaled $2.2 million, or only 0.26% of total loans, at March 31, 2020.  In summary, the allowance for loan losses provided 416% coverage of non-performing assets, and 1.06% of total loans, at March 31, 2020, compared to 397% coverage of non-performing assets, and 1.05% of total loans, at December 31, 2019.

Total non-interest income in the first quarter of 2020 increased by $227,000, or 6.3%, from the prior year's first quarter.  Income from residential mortgage loan sales into the secondary market increased by $175,000, or 282.3%, due to the strong level of residential mortgage loan production in the first quarter of 2020.  The higher level of residential mortgage loan production also resulted in mortgage related fees increasing by $82,000, or 186.4%.  Wealth management fees increased by $158,000, or 6.6%, due to an improved equity market which positively impacted market values for assets under management in the first two months of the first quarter of 2020.  The late first quarter 2020 negative impact to the equity market from the COVID-19 pandemic and the pandemic’s impact on the Company’s wealth management fees will be more evident in this year’s second quarter financial results.  Other income declined by $161,000, or 24.2%, after the Company recognized a gain in 2019 on the sale of equity shares from a previous acquisition.

The Company's total non-interest expense in the first quarter of 2020 increased by $340,000, or 3.3%, when compared to the first quarter of 2019.  The increase was due to higher salaries & benefits expense of $403,000, or 6.4%, and increased occupancy & equipment costs of $47,000, or 4.6%.  These increases more than offset reductions to other expense of $90,000, or 5.1%, and FDIC deposit insurance expense of $54,000, or 67.5%.  Within salaries & benefits, pension expense increased by $188,000, or 53.0% between years.  This significant increase results from the unfavorable impact that the lower interest rate environment has on the discount rates that are used to revalue the defined benefit pension obligation each year.  In addition, the higher salaries & benefits expense is also due to increased health care costs, greater incentive compensation as a result of increased residential mortgage loan production, and increased salaries expense.  The higher salaries expense reflects annual merit increases and the addition of several employees to address management succession planning.  The greater level of occupancy & equipment expenses since last year resulted largely from higher depreciation costs.  The decrease to other expense resulted from the Company recognizing a reduction in the unfunded commitment reserve while the lower FDIC deposit insurance expense was due to the Company applying the remaining portion of the credit from the application of the Small Bank Assessment Credit regulation.  Finally, the Company recorded an income tax expense of $366,000, or an effective tax rate of 20.6%, in the first quarter of 2020.  This compares to an income tax expense of $491,000, or an effective tax rate of 20.7%, for the first quarter of 2019.

The Company had total assets of $1.17 billion, shareholders' equity of $100.8 million, a book value of $5.92 per common share and a tangible book value(1) of $5.22 per common share at March 31, 2020.  In accordance with the common stock buyback program announced on April 16, 2019, the Company returned an additional $151,000 of capital to its shareholders through the repurchase of 35,962 shares of its common stock in the first quarter of 2020 to complete this program.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

QUARTERLY COMMON STOCK CASH DIVIDEND

The Company’s Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable May 18, 2020 to shareholders of record on May 4, 2020.  This cash dividend represents a 3.6% annualized yield using the April 17, 2020 closing stock price of $2.76.  For the first quarter of 2020, the Company’s dividend payout ratio amounted to 31.3%.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2020

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2020

1QTR
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,409

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.48%
Return on average equity	5.69
Return on average tangible common equity (B)	6.46
Net interest margin	3.21
Net charge-offs (recoveries) as a percentage of average loans	0.06
Loan loss provision (credit) as a percentage of average loans	0.08
Efficiency ratio	84.46

EARNINGS PER COMMON SHARE:
Basic	$0.08
Average number of common shares outstanding	17,043
Diluted	0.08
Average number of common shares outstanding	17,099
Cash dividends paid per share	$0.025

2019

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2019
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$1,689	$669	$6,028

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.57%	0.23%	0.51%
Return on average equity	7.84	7.24	6.60	2.59	6.02
Return on average tangible common equity (B)	8.94	8.22	7.48	2.93	6.84
Net interest margin	3.24	3.30	3.18	3.26	3.29
Net charge-offs (recoveries) as a percentage of average loans	0.08	0.00	(0.01)	0.02	0.02
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	0.10	0.44	0.09
Efficiency ratio	83.90	82.18	81.65	85.30	83.23

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.10	$0.04	$0.35
Average number of common shares outstanding	17,578	17,476	17,278	17,111	17,359
Diluted	0.11	0.10	0.10	0.04	0.35
Average number of common shares outstanding	17,664	17,560	17,360	17,193	17,440
Cash dividends paid per share	$0.020	$0.025	$0.025	$0.025	$0.095

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2020

1QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,168,355
Short-term investments/overnight funds	6,431
Investment securities	184,784
Loans and loans held for sale	877,399
Allowance for loan losses	9,334
Goodwill	11,944
Deposits	957,593
FHLB borrowings	74,572
Subordinated debt, net	7,517
Shareholders’ equity	100,840
Non-performing assets	2,244
Tangible common equity ratio (B)	7.69%
Total capital (to risk weighted assets) ratio	13.41
PER COMMON SHARE:
Book value	$5.92
Tangible book value (B)	5.22
Market value (C)	2.62
Wealth management assets – fair market value (A)	$1,983,952

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	306
Branch locations	16
Common shares outstanding	17,043,644

2019

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583	$1,171,426	$1,171,184
Short-term investments/overnight funds	7,996	6,532	6,039	6,526
Investment securities	194,553	191,168	182,699	181,685
Loans and loans held for sale	863,134	890,081	875,082	887,574
Allowance for loan losses	8,107	8,102	8,345	9,279
Goodwill	11,944	11,944	11,944	11,944
Deposits	957,779	968,480	969,989	960,513
FHLB borrowings	79,483	88,314	66,905	76,080
Subordinated debt, net	7,493	7,499	7,505	7,511
Shareholders’ equity	99,061	101,476	102,460	98,614
Non-performing assets	1,168	1,681	1,957	2,339
Tangible common equity ratio (B)	7.54%	7.60%	7.81%	7.48%
Total capital (to risk weighted assets) ratio	13.37	13.14	13.33	13.49
PER COMMON SHARE:
Book value	$5.65	$5.84	$5.98	$5.78
Tangible book value (B)	4.97	5.15	5.28	5.08
Market value (C)	4.02	4.15	4.14	4.20
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576	$2,142,513	$2,237,898

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309	308	309
Branch locations	16	16	16	16
Common shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

NOTES:

(A)

Not recognized on the consolidated balance sheets.

(B)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

(C)

Based on closing price reported by the principal market on which the security is traded last business day of the corresponding reporting period.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2020

1QTR
INTEREST INCOME
Interest and fees on loans	$10,332
Interest on investments	1,612
Total Interest Income	11,944

INTEREST EXPENSE
Deposits	2,458
All borrowings	735
Total Interest Expense	3,193

NET INTEREST INCOME	8,751
Provision (credit) for loan losses	175
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,576

NON-INTEREST INCOME
Wealth management fees	2,554
Service charges on deposit accounts	286
Net realized gains on loans held for sale	237
Mortgage related fees	126
Net realized gains on investment securities	0
Impairment charge on other investments	0
Bank owned life insurance	125
Other income	504
Total Non-Interest Income	3,832

NON-INTEREST EXPENSE
Salaries and employee benefits	6,704
Net occupancy expense	671
Equipment expense	395
Professional fees	1,154
FDIC deposit insurance expense	26
Other expenses	1,683
Total Non-Interest Expense	10,633

PRETAX INCOME	1,775
Income tax expense	366
NET INCOME	$1,409

2019

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2019
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$10,737	$10,784	$42,933
Interest on investments	1,746	1,771	1,696	1,621	6,834
Total Interest Income	12,164	12,765	12,433	12,405	49,767

INTEREST EXPENSE
Deposits	2,730	2,867	2,895	2,697	11,189
All borrowings	777	837	774	748	3,136
Total Interest Expense	3,507	3,704	3,669	3,445	14,325

NET INTEREST INCOME	8,657	9,061	8,764	8,960	35,442
Provision (credit) for loan losses	(400)	0	225	975	800
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	8,539	7,985	34,642

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	2,431	2,484	9,730
Service charges on deposit accounts	310	317	321	323	1,271
Net realized gains on loans held for sale	62	107	405	291	865
Mortgage related fees	44	77	97	84	302
Net realized gains on investment securities	0	30	88	0	118
Impairment charge on other investments	0	0	0	(500)	(500)
Bank owned life insurance	128	129	131	133	521
Other income	665	578	622	601	2,466
Total Non-Interest Income	3,605	3,657	4,095	3,416	14,773

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	6,324	6,456	25,429
Net occupancy expense	658	622	599	618	2,497
Equipment expense	361	387	333	429	1,510
Professional fees	1,120	1,249	1,276	1,240	4,885
FDIC deposit insurance expense	80	80	0	(60)	100
Other expenses	1,773	1,770	1,971	1,880	7,394
Total Non-Interest Expense	10,293	10,456	10,503	10,563	41,815

PRETAX INCOME	2,369	2,262	2,131	838	7,600
Income tax expense	491	470	442	169	1,572
NET INCOME	$1,878	$1,792	$1,689	$669	$6,028

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

2020

2019

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$877,097	$860,169
Short-term investment in money market funds	17,512	7,773
Deposits with banks	1,015	1,020
Total investment securities	188,880	198,364
Total interest earning assets	1,084,504	1,067,326

Non-interest earning assets:
Cash and due from banks	19,087	21,899
Premises and equipment	18,593	15,312
Other assets	65,146	62,081
Allowance for loan losses	(9,317)	(8,665)

Total assets	$1,178,013	$1,157,953

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$167,066	$163,893
Savings	97,166	97,851
Money market	229,838	241,727
Other time	341,948	315,389
Total interest bearing deposits	836,018	818,860
Borrowings:
Federal funds purchased and other short-term borrowings	2,908	15,413
Advances from Federal Home Loan Bank	55,292	46,984
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Subordinated debt	7,650	7,650
Lease liabilities	3,993	1,408
Total interest bearing liabilities	918,946	903,400

Non-interest bearing liabilities:
Demand deposits	146,840	150,246
Other liabilities	12,615	7,141
Shareholders’ equity	99,612	97,166
Total liabilities and shareholders’ equity	$1,178,013	$1,157,953

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, "tangible common equity ratio" and "tangible book value per share."  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

2020

1QTR

Net income	$1,409

Average shareholders’ equity	99,612
Less: Goodwill	11,944
Average tangible common equity	87,668

Return on average tangible common equity (annualized)	6.46%

1QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$100,840
Less: Goodwill	11,944
Tangible common equity	88,896

TANGIBLE ASSETS
Total assets	1,168,355
Less: Goodwill	11,944
Tangible assets	1,156,411

Tangible common equity ratio	7.69%

Total shares outstanding	17,043,644

Tangible book value per share	$5.22

2019

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2019

Net income	$1,878	$1,792	$1,689	$669	$6,028

Average shareholders’ equity	97,166	99,371	101,566	102,391	100,123
Less: Goodwill	11,944	11,944	11,944	11,944	11,944
Average tangible common equity	85,222	87,427	89,622	90,447	88,179

Return on average tangible common equity (annualized)	8.94%	8.22%	7.48%	2.93%	6.84%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$99,061	$101,476	$102,460	$98,614
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	87,117	89,532	90,516	86,670

TANGIBLE ASSETS
Total assets	1,167,682	1,190,583	1,171,426	1,171,184
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,155,738	1,178,639	1,159,482	1,159,240

Tangible common equity ratio	7.54%	7.60%	7.81%	7.48%

Total shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

Tangible book value per share	$4.97	$5.15	$5.28	$5.08